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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 2,000,000 shares of its common stock pertaining to the Restated and Amended 1994 Stock Incentive Plan of BMC Industries, Inc. of our reports dated January 28, 2000, with respect to the consolidated financial statements of BMC Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, and the related financial statement included therein, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP



Minneapolis, Minnesota
May 31, 2000